UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2013

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2013, Tesla Motors, Inc. (“Tesla”) released its financial results for the quarter ended September 30, 2013 by posting its Third Quarter 2013 Shareholder Letter on its website. The full text of the shareholder letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Tesla Disclosure Channels To Disseminate Information

Tesla investors and others should note that we announce material information to the public about our company, products and services and other issues through a variety of means, including Tesla’s website, press releases, SEC filings, blogs and social media, in order to achieve broad, non-exclusionary distribution of information to the public. We encourage our investors and others to review the information we make public in the locations below as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Interested in keeping up with Tesla?

For more information on Tesla and its products, please visit: teslamotors.com

For more information for Tesla investors, please visit: ir.teslamotors.com

For the latest information from Tesla, including press releases and the Tesla blog, please visit: teslamotors.com/press

For additional information, please follow Elon Musk’s and Tesla’s Twitter accounts: twitter.com/elonmusk and twitter.com/TeslaMotors

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Tesla Motors, Inc. Third Quarter 2013 Shareholder Letter dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja
Chief Financial Officer

Date: November 5, 2013